                                                            Exhibit-10pp(iv)
                                                            ----------------

                                P. J. QUIGLEY
                            EMPLOYMENT AGREEMENT

       THIS AGREEMENT, effective the first day of April, 1994, by and between P. J. Quigley (the "Employee") and PACIFIC TELESIS GROUP, a Nevada corporation (the "Corporation").

                            W I T N E S S E T H:

       WHEREAS the Corporation or an affiliate wishes to employ or continue to employ the Employee as Chairman and Chief Executive Officer; and

       WHEREAS the Employee is willing to accept or continue such employment upon the terms and conditions set forth below:

       Now, Therefore, in consideration of the mutual covenants herein contained, and in consideration of the employment of Employee by the Corporation or an affiliate, the parties agree as follows:

SECTION 1.  TERM OF EMPLOYMENT.

   (a) BASIC RULE. The Corporation agrees to continue the Employee's employment, and the Employee agrees to remain in employment with the Corporation, from the effective date of this Agreement until the date when the Employee's employment terminates pursuant to the provisions of this Agreement.

   (b) EARLY TERMINATION. Subject to sections 6 and 7, the Corporation may terminate the Employee's employment by giving the Employee 30 days' advance notice in writing. If the Corporation terminates the Employee's employment within three years after a Change in Control, as defined herein, the provisions of section 6 shall apply. If the Corporation terminates the Employee's employment for any reason other than Cause or Disability, both as defined herein, the provisions of section 7 shall apply. The Employee may terminate employment by giving the Corporation 30 days' advance notice in writing. If the Employee terminates employment under the preceding sentence, other than a Constructive Termination, as defined herein, occurring within three years after a Change in Control, the Corporation shall have no obligation to pay or provide any compensation or benefits on account of the Employee's termination of employment, or for periods following such termination. The Employee's rights under any applicable benefit plans shall be determined under the provisions of those plans. A termination of employment effective on or after the Employee's Normal Retirement Date, as defined in Section 12(n), shall be deemed a voluntary termination. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this section 1.

   (c)   DEATH.  The Employee's  employment shall terminate in  the event of death. The Corporation shall have no obligation to pay or provide any compensation or benefits on account of the Employee's death, or for periods following the Employee's death. The Employee's rights under the benefit plans of the Corporation shall be determined under the provisions of those plans.

   (d) CAUSE. Subject to section 6, the Corporation may terminate the Employee's employment for Cause by giving the Employee 30 days' advance notice in writing. For all purposes under this Agreement, "Cause" shall mean (i) a willful failure by the Employee to substantially perform his or her duties hereunder, other than a failure resulting from the Employee's complete or partial incapacity due to physical or mental illness or impairment, (ii) a willful act by the Employee which constitutes gross misconduct and which is injurious to the Corporation, (iii) a willful breach by the Employee of a material provision of this Agreement, or (iv) a material and willful violation of a federal or state law or regulation applicable to the business of the Corporation. No act, or failure to act, by the Employee shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Corporation's best interest. Unless the termination of employment for Cause occurs within three years after a Change in Control, no compensation or benefits will be paid or provided to the Employee on account of a termination for Cause, or for periods following the date when such a termination of employment is effective. The Employee's rights under the benefit plans of the Corporation shall be determined under the provisions of those plans.

   (e) DISABILITY. Subject to section 6, the Corporation may terminate the Employee's employment for Disability by giving the Employee six months' advance notice in writing. If the Corporation terminates the Employee's employment for Disability within three years after a Change in Control, the provisions of section 6 shall apply. For all purposes under this Agreement, "Disability" shall mean that the Employee, at the time notice is given, has been unable to perform his or her duties under this Agreement for a period of not less than six consecutive months as the result of incapacity due to physical or mental illness. In the event that the Employee resumes the performance of substantially all of his or her duties hereunder before the termination of employment under this subsection (e) becomes effective, the notice of termination shall automatically be deemed to have been revoked. Unless the termination of employment for Disability occurs within three years after a Change in Control, no compensation or benefits will be paid or provided to the Employee on account of termination for Disability, or for periods following the date when such a termination of employment is effective. The Employee's rights under the benefit plans of the Corporation shall be determined under the provisions of those plans.

   (f) TERMINATION OF AGREEMENT. Except as otherwise provided in this subsection (f), this Agreement shall terminate when all obligations of the parties hereunder have been satisfied. In addition, either the Corporation or the Employee can terminate this Agreement for any reason, and without affecting the Employee's status as an employee, by giving the other party three years' advance notice in writing. A termination of this Agreement pursuant to the preceding sentence shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits on account of a termination of employment occurring prior to the termination of this Agreement. This Agreement shall terminate in any event on the Employee's Normal Retirement Date, as defined in
Section 12(n).

SECTION 2.  DUTIES AND SCOPE OF EMPLOYMENT.

   (a) POSITION. The Corporation agrees to employ the Employee as Chairman of the Board and Chief Executive Officer for the term of the employee s employment under this Agreement. The Employee shall be responsible solely to the Corporation s Board of Directors and shall not be required to report or be answerable to any other person or persons.

   (b) OBLIGATIONS. During the term of employment under this Agreement, the Employee shall devote the Employee's full business efforts and time to the Corporation and its affiliates. The foregoing, however, shall not preclude the Employee from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments or from serving on the boards of directors of other entities, as long as such activities and service do not interfere or conflict with the Employee's responsibilities to the Corporation and its affiliates.

SECTION 3.  BASE COMPENSATION.

During the term of the Employee's employment under this Agreement, the Corporation agrees to pay the Employee as compensation for services a base salary at the annual rate of $575,000, or at such higher rate as the Corporation's Board of Directors may determine from time to time. Such salary shall be payable in approximately equal bi-weekly installments. Once the Corporation's Board of Directors has increased such salary, it thereafter shall not be reduced, provided that, if a Change in Control has not occurred, such salary, including any increases, may be reduced by the Corporation if (i) the Employee commits an act or omission that meets the definition of Cause, as defined in section 1(d), or (ii) the Employee and all other officers of Pacific Telesis Group and its affiliates who are parties to written employment agreements containing a provision substantially in the form of this provision have their salaries, including any increases, reduced by the same percentage amount for the same time period. (The annual compensation specified in this section 3, together with any increases in such compensation that the Board of Directors may grant from time to time, and together with any reductions made in accordance with this section, is referred to in this Agreement as "Base Compensation.")

SECTION 4.  EMPLOYEE BENEFITS.

During the term of employment under this Agreement, the Employee shall be eligible to participate in the employee benefit plans and executive compensation programs maintained by the Corporation or its affiliates, as applicable, including (without limitation) pension plans, savings or profit-sharing plans, deferred compensation plans, supplemental retirement or excess-benefit plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of any committee administering such plan or program.

SECTION 5.   BUSINESS EXPENSES AND TRAVEL.

During the term of employment under this Agreement, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with the Employee's duties hereunder. The Corporation shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Corporation's generally applicable policies.

SECTION 6.    CHANGE IN CONTROL.

   (a)    DEFINITION.   For all  purposes under this  Agreement, "Change  in
Control" shall mean the occurrence of any of the following events:

       (i) Any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of Pacific Telesis Group or a corporation owned directly or indirectly by the shareowners of Pacific Telesis Group in substantially the same proportions as their ownership of stock of Pacific Telesis Group, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of Pacific Telesis Group representing 20 percent or more of the total voting power represented by Pacific Telesis Group's then outstanding voting securities; or

       (ii) A change in the composition of the Board of Directors of Pacific Telesis Group, as a result of which fewer than two-thirds of the incumbent directors are directors who either (A) had been directors of Pacific Telesis Group 24 months prior to such change or
       (B) were elected, or nominated for election, to the Board of Directors of Pacific Telesis Group with the affirmative votes of at least a majority of the directors who had been directors of Pacific Telesis Group 24 months prior to such change and who were still in office at the time of the election or nomination; or

       (iii) The shareowners of Pacific Telesis Group approve a merger or consolidation of Pacific Telesis Group with any other corporation, other than a merger or consolidation which would result in the voting securities of Pacific Telesis Group outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80 percent of the total voting power represented by the voting securities of Pacific Telesis Group or such surviving entity outstanding immediately after such merger or consolidation, or the shareowners of Pacific Telesis Group approve a plan of complete liquidation of Pacific Telesis Group or an agreement for the sale or disposition by Pacific Telesis Group of all or substantially all Pacific Telesis Group's assets.

     Any other provision of this section notwithstanding, the term "Change in Control" shall not include either of the following events undertaken at the election of Pacific Telesis Group:

          (1) Any transaction, the sole purpose of which is to change the state of Pacific Telesis Group's incorporation;

          (2)  A  transaction, the  result  of  which  is  to  sell  all  or substantially all of the assets of Pacific Telesis Group to another corporation (the "surviving corporation"); provided that the surviving corporation is owned directly or indirectly by the shareholders of Pacific Telesis Group immediately following such transaction in substantially the same proportions as their ownership of Pacific Telesis Group's common stock immediately preceding such transaction; and provided, further, that the surviving corporation expressly assumes this Agreement.

     (b)   SEVERANCE  PAYMENT.  If,  during the  term of  this Agreement and within three years after the occurrence of a Change in Control, the Employee's employment is involuntarily terminated for any reason by the Corporation, including a Constructive Termination, as defined in Section 12(i), the Employee shall be entitled to receive a severance payment from the Corporation (the "Severance Payment"). The Severance Payment shall be made in a lump sum not less than 31 days nor more than 120 days following the date of the employment termination and shall be in an amount determined under subsection (c) below. The Severance Payment shall be in lieu of any further payments to the Employee under section 3 and any further accrual of benefits under section 4 with respect to periods subsequent to the date of the employment termination. The Severance Payment shall not reduce or offset any benefits the Employee may be entitled to under section 7.

     (c) AMOUNT. The Amount of the Severance Payment shall be equal to the following:

          (i) an amount equal to 200 percent of the Standard Award within the meaning of the Pacific Telesis Group Short Term Incentive Plan for the Employee's Position Rate as of the date of employment termination (the "Standard Award"); plus

          (ii)   an  amount equal  to the fair  market value  of a  share of
          Pacific Telesis Group common stock on the date of employment termination multiplied by the number of Units within the meaning of the Pacific Telesis Group Senior Management Long Term Incentive Plan ("LTIP Units") granted to the Employee for the two performance periods ending with the two calendar years following the year in which the employment termination occurs.

     Notwithstanding any other provision of this Agreement or any provision in the two above-referenced Incentive Plans, after the amounts in this subsection (c) are paid to the Employee, the Employee shall have no further interest in the Pacific Telesis Group Short Term Incentive Plan, or in the LTIP Units granted for the two performance periods ending with the two calendar years following the year in which the employment termination occurs.

     (d) LIFE INSURANCE, HEALTH PLAN COVERAGE AND FINANCIAL COUNSELING. If, during the term of this Agreement and within three years after the occurrence of a Change in Control, the Employee's employment is involuntarily terminated for any reason by the Corporation, including a Constructive Termination, in addition to the Severance Payment, the Employee (and, where applicable, the Employee's dependents) shall be entitled to continue participation for a period of three years following the date of employment termination, or until the Employee s Normal Retirement Date, if earlier, in the basic and supplemental group term life insurance plan and in the health care plan for management employees maintained by the Corporation or its affiliates, as if the Employee were still an employee of the Corporation or its affiliates. Where applicable, the Employee's salary for purposes of such plans shall be deemed to be equal to the Employee's salary immediately prior to employment termination. To the extent that the Corporation finds it undesirable to cover the Employee under its group life insurance and health plans, the Corporation (at its own expense) shall provide the Employee with the same level of coverage under individual policies. The Corporation shall also provide to the Employee for one year after employment termination professional financial counseling services comparable in scope and value to the financial counseling services made available to the Employee immediately prior to the Change in Control.

     (e)   ADDITIONAL PAYMENT.   If, during  the term of  this Agreement and
within three years after the occurrence of a Change in Control, the Employee's employment is involuntarily terminated for any reason by the Corporation, including a Constructive Termination (as defined in Section 12(i)), and if the Corporation refuses or fails to timely pay or provide the compensation and benefits specified in this Agreement upon demand as provided in section 12(c), and if such refusal or failure is not corrected within ten business days after written notice thereof by the Employee to the Corporation, the Corporation shall pay immediately to the Employee an additional amount equal to fifty percent (50%) of the Employee's Base Compensation. This provision shall apply only once.

     (f) NO MITIGATION. The Employee shall not be required to mitigate the amount of any payment contemplated by this section 6 (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

SECTION 7. INVOLUNTARY TERMINATION WITHOUT CAUSE, AS DEFINED IN SECTION 1(d), OR DISABILITY, AS DEFINED IN SECTION 1(e).

     (a) CONTINUATION PERIOD. In the event that, during the term of this Agreement, the Corporation terminates the Employee's employment for any reason other than Cause or Disability, the Employee shall be entitled to receive all of the payments and benefit coverage described in the succeeding subsections of this section 7. Except as otherwise provided herein, the benefit coverage described in subsection (c) of this section 7 shall continue for the period commencing on the date when the employment termination is effective and ending on the earlier of (A) the first anniversary of the date when the employment termination is effective, (B) the date of the Employee's death or (C) the Employee's Normal Retirement Date (the "Continuation Period").

     (b) CASH PAYMENT. The Corporation shall pay to the Employee, in a lump sum not less than 31 days nor more than 120 days following the date of the employment termination, an amount equal to whichever of the following amounts is applicable:

          (i) if three or more years remain between the date of employment termination and the Normal Retirement Date, an amount equal to three times the Employee's Base Compensation in effect on the date of employment termination; or

          (ii) if less than three years remain between the date of employment termination and the Normal Retirement Date, an amount equal to one-twelfth of the Employee's Base Compensation in effect on the date of employment termination, multiplied by the number of months (rounded to the next higher whole number) remaining between the date of employment termination and the Normal Retirement Date.

     (c) LIFE INSURANCE AND HEALTH PLAN COVERAGE. During the Continuation Period, the Employee (and, where applicable, the Employee's dependents) shall be entitled to continue participation in the basic and supplemental group term life insurance plan and in the health care plan for management employees maintained by the Corporation or its affiliates, as if the Employee were still an employee of the Corporation or its affiliates. Where applicable, the Employee's salary for purposes of such plans shall be deemed to be equal to the Employee's Base Compensation in effect on the date of employment termination. To the extent that the Corporation finds it undesirable to cover the Employee under its group life insurance and health plans, the Corporation (at its own expense) shall provide the Employee with the same level of coverage under individual policies.

     (d) INCENTIVE AWARDS. Within sixty days after the date the employment termination is effective, the Corporation shall pay to the Employee 100% of the Standard Award applicable to the Employee for the calendar year containing the date of employment termination. Except as otherwise provided in this Agreement, the Employee's rights and interests under the Pacific Telesis Group Senior Management Long Term Incentive Plan will be determined under the provisions of that Plan; provided that the Employee may petition the Corporation to distribute, in the Corporation's sole discretion, to the Employee any non-forfeited LTIP Units remaining to the Employee's credit at a time earlier than that specified in the Long Term Incentive Plan; and provided further that if all LTIP Units granted to the Employee are forfeited and canceled under the terms of the Long Term Incentive Plan, the Corporation shall pay to the Employee, within sixty days after the date the employment termination is effective, an amount equal to the fair market value of a share of Pacific Telesis Group common stock on the date of employment termination multiplied by the number of LTIP Units granted to the Employee for the performance period ending with the calendar year containing the date of employment termination.

     (e) STOCK OPTIONS. The Employee's rights in stock options and stock appreciation rights ("SARs") heretofore or hereafter granted under the Pacific Telesis Group Stock Option and Stock Appreciation Rights Plan or the Pacific Telesis Group 1994 Stock Incentive Plan (the "Stock Option Plans") shall be determined by the provisions of the Stock Option Plans and the option and SAR agreements; provided that, the Employee shall be entitled to be compensated within 60 days after employment termination for any of the Employee's vested and nonvested stock options (other than Incentive Stock Options) and vested and nonvested SARs that terminate at the Employee's termination of employment. For each terminated stock option (other than Incentive Stock Options), the amount of compensation shall be the difference between the fair market value of a share of Pacific Telesis Group common stock on the date the employment termination is effective and the option price. For each terminated SAR, the amount of compensation shall be the difference between the fair market value of a share of Pacific Telesis Group common stock on the date the termination of employment is effective and the option price at which the stock option related to the SAR was granted. SARs that are canceled under their own terms when the related stock option is exercised shall not be compensated by the Corporation.

     (f) NO MITIGATION. The Employee shall not be required to mitigate the amount of any payment or benefit contemplated by this section 7, nor shall any such payment or benefit be reduced by any earnings or benefits that the Employee may receive from any other source.

SECTION 8.  LIMITATION ON PAYMENTS.

     (a) BASIC RULE. Any provision of this Agreement to the contrary notwithstanding, in the event that the independent auditors retained by Pacific Telesis Group most recently prior to a Change in Control (the "Auditors") determine that any payment or transfer by the Corporation to or for the benefit of the Employee, whether paid or payable (or transferred or transferable) pursuant to the terms of this Agreement or otherwise (a "Payment"), would be nondeductible by the Corporation for federal income tax purposes because of section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this section 8, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Corporation because of section 280G of the Code.

     (b) REDUCTION OF PAYMENTS. If the Auditors determine that any Payment would be nondeductible by the Corporation because of section 280G of the Code, then the Corporation, within five business days after being notified by the Auditors, shall give the Employee notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount. The Employee may then elect, in the Employee's sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Corporation in writing of his or her election within 30 days of receipt of notice. If no such election is made by the Employee within such 30-day period, then the Corporation may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Employee promptly of such election. For purposes of this section 8, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this section 8 shall be binding upon the Corporation and the Employee and shall be made within 60 days of the date of the employment termination.

     (c) OVERPAYMENTS AND UNDERPAYMENTS. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Corporation which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Corporation could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Corporation or the Employee which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Employee which the Employee shall repay to the Corporation, together with interest at the applicable federal rate provided for in section 7872(f)(2)(A) of the Code; provided, however, that no amount shall be payable by the Employee to the Corporation if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Corporation to or for the benefit of the Employee, together with interest at the applicable federal rate provided for in section 7872(f)(2)(A) of the Code.

SECTION 9.  SUCCESSORS.

     (a) CORPORATION'S SUCCESSORS. The Corporation shall require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Corporation's business and/or assets, by an agreement in substance and form satisfactory to the Employee, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Corporation would be required to perform it in the absence of a succession. The Corporation's failure to obtain such agreement prior to the effectiveness of a succession shall be a breach of this Agreement and shall entitle the Employee to all of the compensation and benefits to which the Employee would have been entitled hereunder if the Corporation had involuntarily terminated the Employee's employment without Cause or Disability, on the date when such succession becomes effective. For all purposes under this Agreement, the term "Corporation" shall include any successor to the Corporation's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by this Agreement by operation of law.

     (b) EMPLOYEE'S SUCCESSORS. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

SECTION 10.  NOTICE.

     Notices  and all  other communications  contemplated by  this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Corporation in writing. In the case of the Corporation, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

SECTION 11.  TRADE SECRETS.

     (a) PROTECTED INFORMATION. The Employee agrees not to disclose to others, or take or use for the Employee's own purposes or the purposes of others, during or after the Employee's employment, any Information owned or controlled by the Corporation or by any affiliate. (The Corporation and its affiliates will be collectively referred to as the "Corporation" for purposes of this Section). The Employee agrees that these restrictions shall also apply to all (i) Information in the Corporation's possession belonging to third parties, and (ii) Information conceived, originated, discovered or developed, in whole or in part, by the Employee within the scope of Employee s employment. As used herein, "Information" includes trade secrets and other confidential or proprietary business, technical, personnel or financial information or data, whether or not the Employee's work product, in written, graphic, oral or other tangible or intangible forms, including but not limited to specifications, samples, records, data, computer programs, drawings, diagrams, models, customer names, business or marketing plans and reports, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and software systems and processes. Any Information which is not readily available to the public shall be considered to be a trade secret and confidential and proprietary, even if it is not specifically marked as such, unless the Corporation advises the Employee otherwise in writing.

     (b) TERMINATION OF EMPLOYMENT. The Employee agrees that on termination of employment, the Employee will return to the Corporation all property belonging to Corporation, including all documents or other media in the Employee's possession or control which in any way incorporate or reflect any Information.

SECTION 12.  MISCELLANEOUS PROVISIONS.

     (a) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Corporation (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

     (b) WHOLE AGREEMENT. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

     (c) PRESUMPTION. Subject to the provisions of section 8, the Corporation shall make a payment described in this Agreement upon receiving written notice from the Employee describing such payment, referring to the provision of this Agreement under which such payment is claimed and certifying that all conditions for such payment, as set forth in this Agreement, have been satisfied. The information so furnished to the Corporation by the Employee shall be presumed to be correct, subject to rebuttal by the Corporation after making payment. After making the payment claimed by the Employee, the Corporation may seek a refund of such payment in accordance with subsection (g) below. This subsection shall not be used to cause a payment to be made at a time earlier than provided in this Agreement.

     (d) NO SETOFF. There shall be no right of setoff or counterclaim, with respect to any claim, debt or obligation, against payments to the Employee under this Agreement.

     (e)  CHOICE  OF LAW.   The validity,  interpretation, construction  and
performance of this Agreement shall be governed by the laws of the State of California.

     (f) SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

     (g) ARBITRATION. Except as otherwise provided in section 8, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in San Francisco, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded. Notwithstanding the foregoing, a dispute or controversy over whether Cause exists for the termination of an Employee, when such termination occurred within three years after a Change in Control, or a dispute or controversy over whether a Constructive Termination has occurred, shall be arbitrated by a three-member panel of the outside directors of Pacific Telesis Group, with the selection of the panel to be made by the Chairman, as of one year prior to the Change in Control, of Pacific Telesis Group's Board of Directors. If three such individuals are unwilling to serve as arbitrators, the preceding sentence shall be inapplicable, and all disputes and controversies shall be subject to arbitration in accordance with the rules of the American Arbitration Association, as provided above in this subsection. For purposes of this subsection, "outside directors" shall mean members of the Board of Directors of Pacific Telesis Group, as such Board of Directors was constituted one year prior to the Change in Control, and who were not employees of Pacific Telesis Group or any of its affiliates one year prior to the Change in Control.

     (h) NO ASSIGNMENT OF BENEFITS. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (h) shall be void.

     (i) CONSTRUCTIVE TERMINATION. As used herein, "Constructive Termination" shall mean a material reduction in salary or benefits, a material change in responsibilities, or a requirement to relocate, except for office relocations that would not increase the Employee's one-way commute distance by more than 40 miles.

     (j) FAIR MARKET VALUE. As used herein, "fair market value" of a share of Pacific Telesis Group common stock shall mean the closing price of such stock, as reported on the New York Stock Exchange composite transactions tape for the day preceding the day in question, or if there are no sales on such day, on the most recent prior date for which sales of such stock have been reported on such composite transactions tape.

     (k) EMPLOYMENT AT WILL; LIMITATION OF REMEDIES. The Corporation and the Employee acknowledge that the Employee's employment is at will, as defined under applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement.

     (l) EMPLOYMENT TAXES. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

     (m) BENEFIT COVERAGE NON-ADDITIVE. In the event that the Employee is entitled to life insurance and health plan coverage under more than one provision hereunder, only one provision shall apply, and neither the periods of coverage nor the amounts of benefits shall be additive.

     (n) NORMAL RETIREMENT DATE. As used herein, the Normal Retirement Date shall mean the date the Employee attains age seventy (70), except as otherwise provided by applicable state law, and except for those employees referred to in Section 12(c)(l) of the Age Discrimination in Employment Act of 1967 as amended from time to time ("ADEA") for whom the Normal Retirement Date shall be the date the Employee attains age sixty-five (65), or at such later time before age seventy (70) as may be permissible under such section of the ADEA, and except for those employees for whom age is a bonafide occupational qualification within the meaning of Section 4(f)(l) of the ADEA for whom the Normal Retirement Date shall be the date the employee attains the age applicable under the ADEA.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Corporation by its duly authorized officer, as of the day and year first above written.


                              PACIFIC TELESIS GROUP

                              By: /s/ S. Donley Ritchey
                                  ------------------------------

                              Title: Chairman, C&P Committee
                                     ---------------------------

                              /s/ P. J. Quigley
                              ----------------------------------
                              Employee

CONFIDENTIAL


July 16, 1993


Michael J. Fitzpatrick
160 Spur Circle
Wayzata, Minnesota 55391


Dear Michael:

This letter is intended to confirm an offer of employment as an Executive Vice President of Pacific Bell under the terms and conditions outlined in this letter, subject to confirmation by the Compensation and Personnel Committee of the Board of Directors of Pacific Telesis Group. As a
condition of employment, you will be required to execute the attached employment agreement, which is a standard contract approved by the Pacific Telesis Group Board of Directors to apply to all Executive Vice Presidents in Telesis companies. In applying the terms of the employment agreement, we have discussed the following items with respect to your employment:

EMPLOYMENT EFFECTIVE DATE

We understand that you would begin employment effective September 3, 1993.

BASE SALARY

Your base salary for 1993 would be $360,000 per annum. The level of your base salary for 1994 would be subject to review as a part of the normal review process by the Compensation and Personnel Committee at the end of the year for officer salary schedules to be effective January 1, 1994.

SHORT TERM INCENTIVE PLAN AWARDS

Provided you commence employment on or before September 3, 1993, you would be eligible for a prorated (4 months) standard award for 1993 under the Pacific Telesis Group Short Term Incentive Plan ( STIP ) of $50,000. In addition, for 1994 you would receive a minimum STIP award of 95% of the standard award for your position rate (i.e., Executive Vice-President level). Standard awards are established by the Compensation and Personnel Committee during the end of year process immediately prior to 1994.

STOCK OPTION GRANT

We would recommend to the Compensation and Personnel Committee that a grant of 15,000 options be made to you effective as of your employment date under the Pacific Telesis Group Stock Option and Stock Appreciation Rights Plan. The purchase price of the option will be the closing price of Pacific Telesis Group stock on the day prior to the option grant. The options would become exercisable after one year.

SPECIAL COMPENSATION PAYMENTS

We have also agreed that if you continued to be employed by Pacific Telesis Group or any of its subsidiaries on December 31, 1994, you would be eligible to receive a special compensation payment of $50,000, less applicable withholding, to be paid as soon as practicable during January 1995. If you continued to be employed by Pacific Telesis Group or any of its subsidiaries on December 31, 1995, you would be eligible to receive an additional special compensation payment of $50,000, less applicable withholding, to be paid as soon as practicable during January 1996. At your option, you may execute a full recourse promissory note with Pacific Telesis Group for an amount equal to the expected payments and receive such payment in advance of its scheduled payout. Said note will bear interest at a rate to be agreed upon by you and Pacific Telesis Group. The principal amount of the debt evidenced by the promissory note will be forgiven in accordance with the payment schedule for the schedule compensation payments described above (i.e., $50,000 if you are still employed on December 31, 1994 and $50,000 if you are still employed on December 31, 1995). You understand that you will be responsible for any withholding and tax consequences that may arise at the time the debt is extinguished.

SPECIAL TERMINATION BENEFITS

If your employment with any of the Telesis companies is terminated such that you are entitled to the payments and benefit coverage provided under Section 7 of the employment agreement, Pacific Telesis Group will provide you with an office, within commutable distance of your residence, the location of which is solely in Pacific Telesis Group s discretion, and with voicemail service, for up to one-year period following your termination.

RELOCATION EXPENSES

The specific terms of the relocation expenses that would be provided to you are described in the attached document entitled "Addendum to Employment Agreement-Relocation Benefits".

OTHER EMPLOYMENT BENEFITS

You will be eligible to participate in Pacific Telesis Group s other executive compensation and benefit programs, including the Pacific Telesis Group Senior Management Long Term Incentive Plan, under the standard terms and conditions of these plans. A summary of the provisions of these plans has been provided to you previously.

We hope this information will be helpful to you. If you have further questions, please let me know. If you agree that the above accurately describes your understanding of our agreement regarding your employment and you are willing to accept these terms, please so indicate by signing in the space provided below.


Sincerely,


/s/ J.R. Moberg
J.R. Moberg
Executive Vice President - Human Resources



Acceptance:     /s/ Michael J. Fitzpatrick        Date:  7/21/93
                --------------------------
                Michael J. Fitzpatrick



Enclosures:    Employment Agreement
               Relocation Expense Addendum

                      ADDENDUM TO EMPLOYMENT AGREEMENT

                             RELOCATION BENEFITS


     This is an addendum to the offer of employment made by Pacific Telesis Group ("PTG") to Michael J. Fitzpatrick ( Fitzpatrick ) on July 16, 1993 and the accompanying Employment Agreement between PTG and Fitzpatrick. This addendum sets forth the understanding and agreement between PTG and Fitzpatrick regarding the relocation benefits Fitzpatrick will be entitled to receive upon his acceptance of PTG s offer of employment. This addendum is supplemental to the Employment Agreement between PTG and Fitzpatrick and shall be considered as part of that Employment Agreement. This addendum shall have no force or effect unless and until the Employment Agreement is fully executed by the parties, at which time this addendum shall become fully effective as part of that Employment Agreement without separate execution. This addendum shall be governed and construed in accordance with the terms of the Employment Agreement. To the extent any term or provision of this addendum is contradictory of or in conflict with any term or provision of the Employment Agreement, the Employment Agreement shall control and the contradictory or conflicting term or provision of this addendum shall be void to the extent, but only to the extent, of such contradiction or conflict.

     As used in this addendum relocation benefits refers to 1) the assistance PTG will provide Fitzpatrick in the sale of his current residence in Minneapolis, Minnesota, 2) the assistance PTG will provide Fitzpatrick in the purchase of a residence in or around San Francisco, California ("the Bay Area"), and 3) the expenses and allowance PTG will pay Fitzpatrick associated with the cost of his move from Minneapolis to the Bay Area.

1.   ASSISTANCE IN SALE OF MINNEAPOLIS RESIDENCE.

     (a) APPRAISAL OF VALUE OF MINNEAPOLIS RESIDENCE. In preparation for the sale of Fitzpatrick s Minneapolis residence, PTG will arrange for two appraisals of the value of the residence by appraisers mutually agreed to by Fitzpatrick and PTG. The parties agree that the average of those two appraised values shall be used as the basis of the value of the residence for purposes of this addendum (the "full appraised value"). If, however, the difference between the two appraisals is greater than five percent (5%), the parties agree that PTG shall arrange for a third appraisal by an appraiser mutually agreed to by the parties and that the "full appraised value" for purposes of this addendum shall be the average of all three appraisals. Fitzpatrick agrees to allow all appraisers full access to the Minneapolis residence for the purpose of conducting the appraisals referenced in this paragraph on or after July 29, 1993.

     (b) HOME SALE LISTING. PTG agrees that it will designate either Edina Realty or Burnette Realty as its agent and said agent shall be granted and have the exclusive right to list and sell the Minneapolis residence.
Following the listing of the residence by the designated realtor, the parties agree that both PTG and Fitzpatrick must agree to accept or reject any offer for the residence. In the event the parties cannot agree to accept or reject any offer for the residence, the parties agree that PTG shall have the exclusive right to reject any such offer. In exchange for the agreement embodied in this paragraph, PTG guarantees to reimburse Fitzpatrick up to one hundred percent (100%) of the difference between the full appraised value of the residence and the final purchase price for the residence if said purchase price is less than the full appraised value. If the amount PTG would reimburse Fitzpatrick under this agreement is considered income to Fitzpatrick for income tax purposes, PTG will reimburse Fitzpatrick an amount necessary to receive the net amount of the difference between the full appraised value and the final purchase price after the payment of income taxes. For example, if the full appraised value of the residence is $900,000, but the final purchase price is $800,000, PTG will reimburse Fitzpatrick $100,000, plus the amount necessary to receive the net amount of $100,000 after the payment of any income taxes. If at the end of one year from the date of Employment, no offer has been accepted, PTG agrees to buy the residence at the full appraised value.

     (c) BROKER SALES FEES. In addition to the guarantee in the preceding paragraph, PTG will reimburse Fitzpatrick up to a maximum of six percent (6%) of the final purchase price for the fee charged to him by a real estate broker to sell the Minneapolis residence, including the fee charged by PTG s designated listing agent and reasonable and customary legal fees directly associated with the sale of the Minneapolis residence.

     (d) RESIDENCE EXPENSES PENDING SALE. Fitzpatrick agrees that he will continue to pay any and all expenses associated with the Minneapolis residence, including but not limited to any mortgage, tax, or maintenance payments, until the residence is sold.

     (e) TEMPORARY ASSISTANCE WITH COSTS OF MAINTAINING TWO HOMES. For the lesser of one year or until the Minneapolis residence is sold or otherwise disposed of, PTG will compensate Fitzpatrick for fifty percent (50%) of the additional expenses incurred in owning two homes. Fifty percent of these expenses, which are in the nature of mortgage interest, taxes and utilities, will be paid by PTG for that residence maintained by Fitzpatrick which has the lowest such expenses.

2.   ASSISTANCE IN PURCHASE OF BAY AREA RESIDENCE.

     (a) EQUITY LOAN. Following the execution of the Employment Agreement, PTG will provide Fitzpatrick with a loan on the equity in his Minneapolis residence as determined by this addendum for the purpose of purchasing a new residence in the Bay Area. Fitzpatrick agrees that such loan shall be used solely for the purpose of purchasing a new residence in the Bay Area. The term of such loan shall be one (1) year or until escrow closes on the sale of Fitzpatrick s Minneapolis residence, whichever is earlier, at the expiration of which term Fitzpatrick agrees to repay PTG the entire amount of the loan in one lump sum payment. The rate of interest on such loan shall be the difference between the full appraised value of the Minneapolis residence and the amount, if any, owed to the lender(s) or lien holder(s) on the residence as of the date of the execution of the Employment Agreement, less any amount needed to perform any necessary repairs on the Minneapolis residence as certified by home inspection prior to the sale. For example, if the full appraised value of the residence is $900,000 and the outstanding debt is $600,000, and the residence requires $30,000 in repairs prior to sale, the amount of equity loan will be $270,000.

     (b) RESIDENCE PURCHASE. PTG will reimburse Fitzpatrick for certain non-recurring fees associated with the purchase of the new residence, i.e., the origination loan fee not to exceed two percent (2%) of the loan, the title insurance fees, the fees for two (2) home inspections reasonable and customary legal fees directly associated with the purchase of the new residence and other such non-recurring fees.

     (c) RESIDENCE PURCHASE SEARCH TRIPS. PTG will provide Fitzpatrick with two (2) trips to and from the Bay Area for a period of up to five (5) days each for the purpose of locating a new residence in the Bay Area in accordance with its existing relocation program at pages 9-13, copies of which pages are attached to this addendum and incorporated herein by reference.

3.   MOVING EXPENSES.

     (a) MOVING SERVICE. PTG will pay for moving services for Fitzpatrick's household and personal property from his Minneapolis residence to his new Bay Area residence in accordance with the provisions of its existing relocation program at pages 49-54, copies of which pages are attached to this addendum and incorporated herein by reference.

     (b) TEMPORARY LIVING EXPENSES. For the lesser of one year, or until the Minneapolis residence is sold or otherwise disposed of PT G will provide Fitzpatrick with temporary living expenses following his relocation to the Bay Area in accordance with the provisions of its existing relocation program at pages 9-13, copies of which pages are attached to this addendum and incorporated herein by reference, except that the maximum reimbursable allowance for lodging shall be $200 per night including family members.

     (c) MISCELLANEOUS ALLOWANCE. PTG will further provide Fitzpatrick with an allowance of up to Two Thousand, Five Hundred Dollars ($2,500) to assist in any additional expenses associated with moving his household and personal property from Minneapolis to the Bay Area.

4.   SENIOR MANAGEMENT TRANSFER PROGRAM.

     Fitzpatrick will be eligible for payments under the Senior Management Transfer Program. Said payments shall be equal to $36,000 in the first year, $28,000 in the second year, and $21,600 in the third year and shall be payable monthly provided employment continues.

     The parties agree and understand that the foregoing constitutes their complete and final agreement with regard to the relocation benefits Fitzpatrick will be entitled to receive, and that despite the incorporation by reference of selected and limited portions of PTG s existing relocation program, Fitzpatrick is not entitled to any other benefits under that program.

                         TRAVEL AND LIVING EXPENSES

The travel  and living  expenses incurred  when moving are  typically a  big
concern to  employees and  their families.   we make  it easier  for you  by
outlining the expense benefits available to you.

CASH ADVANCE AND RELOCATION REIMBURSEMENTS

The Company will issue your relocation advance. This advance is to be used to cover all your relocation-approved expenses and will be deducted from your final relocation reimbursement.

Do  NOT voucher  any of  your expenses  against this  advance.   Contact the
Relocation Office if additional funds are required.

Reimbursement for relocation expenses will be paid by the Relocation Office only after your move is completed or you have chosen one of the alternate options. (See Expense Reimbursement Section.)

Copies of receipts will be required for all expenses (except meals) in excess of $25.00. Retain original receipts for your records in the page pocket provided in this section.

     NOTE: Due to Accounting and Payroll limitations, relocation expense reimbursements will be made within the current calendar year. ONLY IF your expenses are received in the Relocation Office by the second week of November.

     EXPENSES RECEIVED AFTER THIS DATE WILL BE PROCESSED THE FOLLOWING YEAR AND REPORTED AS INCOME FOR THAT YEAR.

EXPLORATORY (HOUSE-HUNTING) EXPENSES

Exploratory trips may be taken prior to or after reporting to your new job.

Expenses will be paid for you and ONE additional member of your household for a maximum of ten nights.

Expenses include transportation, meals, lodging, local travel and child OR pet care expenses (not both).

Child care or pet care expenses must be documented. A maximum of $25.00 per day will be reimbursed not to exceed $250.00. RECEIPTS ARE REQUIRED.

For moves from Central, Southern, or Eastern seaboard states, ONE round trip for each person is covered.

For moves within California, or from Nevada or the Pacific Northwest, generally THREE round trips for each person are covered.

See the Schedule of Allowances at the back of this section for dollar limits.

TEMPORARY LIVING ALLOWANCES - EMPLOYEE ONLY

TEMPORARY COMMUTE EXPENSE

EN ROUTE TRIP (FAMILY MOVE)

The Company will pay the cost of transporting you and your family from your old home to your new permanent living accommodations. An example of covered expenses for you and your family is as follows:

     A.  One Day of Packing        Meals
     B.  Pack and Load Day         Meals and Lodging
     C.  Travel Days               Meals, Lodging and Transportation
     D.  Delivery Days             Meals

Expenses while waiting for delivery of your furniture will be reimbursed, not to exceed eight days. See the Schedule of Allowances for dollar limits.


TIME OFF

It is expected that you will incorporate your relocation activities as much as possible into weekends, but the Company recognizes that time off from work may be required. SUCH TIME OFF SHOULD BE ARRANGED THROUGH YOUR SUPERVISOR AND BE CODED APX.

HOTEL/AIRLINE RESERVATIONS

Travel arrangements may be made through the Company-contracted travel agencies. Expenses should be paid from your relocation advance funds or charged to your Corporate Charge Card AND THE BILL THEN PAID FROM YOUR ADVANCE FUNDS.

THE EXPENSES ARE NOT CONSIDERED BUSINESS EXPENSE AND MUST NOT BE VOUCHERED BY YOUR DEPARTMENT OR CHARGED TO THE COMPANY.

CAR RENTAL

A car rental at the new location will be authorized DURING EXPLORATORY (HOUSE-HUNTING) TRIPS(S) ONLY - A MAXIMUM OF TEN NIGHTS. Gasoline expense will also be covered during this period.

A car rental at the old location will be authorized only if the following conditions are met:

     A. You have only one car and have already brought that car to the new job location.

     B. You limit your rentals to weekend trips home during your temporary living period.

NOTE:   Gasoline  expense WILL  NOT be  covered for  car rental  at  the old location.

The Company has corporate rate contracts with several rental car agencies. Present your Company I.D. card when you pick up your rental car to take advantage of these rates. Please attempt to rent a compact car.

Since the Company insurance policy will cover you, decline the insurance offered by the rental company.

TELEPHONE CALLS

You will receive an automatic flat allowance of $100.00 to cover your telephone calls. no receipts are required.

PERSONAL AUTOMOBILES

If you  use your personal  automobile for  relocation purposes, you  will be
reimbursed  at  our  standard Company  rate.    COMMUTE  EXPENSES FROM  YOUR
TEMPORARY LODGING LOCATION TO YOUR NEW WORK LOCATION ARE NOT REIMBURSABLE.

It is suggested that you bring your car to your new work location at the time you report to your new job or soon thereafter.

For moves within or between California and Nevada, the Company will cover the cost of driving two cars to your new location.

INTERSTATE MOVES

On Interstate moves (except within and/or between California and Nevada) you may ship one or both cars. If possible, arrange to have one car shipped early for your use at your new job location. Contact the Relocation Office to make shipping arrangements.

You may rent a car at the new location while awaiting the arrival of your car. It may also be necessary to rent a car at the old location for a day or two after your car has been loaded on the van, prior to your leaving.

You may elect to  sell one or  both cars in  lieu of shipping.   If so,  the
Company will pay you one-half the estimated shipping cost. The sale(s) must be documented.

                           SCHEDULE OF ALLOWANCES

                    Lodging             Per Diem in Lieu
                 Receipt Required       Receipted Lodging        Meals
          ------------------------------------------------------------------

Employee  Maximum $80.00 plus tax       $25.00                   $25.00
            per night
          Maximum $95.00 plus tax
            per night
          (downtown metropolitan
                 location)

2nd
Member    Up to $10.00 per day in       $5.00 per day            $25.00*
of          addition to the above         addition to the
Household   allowance for double          allowance*
            rate*

Children**12
  and older         ***                                          $25.00
  under 12          ***                                          $12.00


* Applicable only to Exploratory (House-Hunting) and Family Move days (En Route Trip).

** Applicable only to Family Move days (En Route Trip) and days awaiting occupancy.

***  One additional room may be authorized for more than two family members.

                     MOVERS AND MISCELLANEOUS ALLOWANCE

WE BELIEVE  WE HAVE INCLUDED  IN THIS SECTION,  EVERYTHING YOU WILL  NEED TO
KNOW  ABOUT YOUR MOVERS.   FROM  INITIAL CONTACT WITH  A MOVING  FIRM TO ANY
CLAIMS NECESSARY, WE'VE COVERED IT ALL TO MAKE IT EASIER FOR YOU.

INITIAL CONTACT WITH THE MOVERS MUST BE MADE THROUGH YOUR RELOCATION OFFICE. The Relocation Office will arrange for the movers and will provide company with instructions and requirements for billing. You and the mover will arrange for packing and loading dates agreeable to you.

Your furniture should be moved directly into new quarters when possible to avoid unnecessary furniture handling and additional cost of storage.

Once you have established firm dates with a mover, try not to change them. MOVERS DON'T CHANGE SCHEDULES BECAUSE THEY LIKE TO. THE CHANGE SCHEDULES BECAUSE SOMEONE ELSE HAS CHANGED THEIR PLANS AT THE LAST MINUTE, CREATING A DOMINO EFFECT ON SEVERAL OTHER SHIPMENTS. Have latitude in your plans so that if a change is necessary you and the movers can work things out. Don t make irreversible plans to leave the night the movers are supposed to finish loading.

Expenses incurred by the mover because you failed to notify  them of changes
will  be charged  to  your department.    Should you  have  any last  minute
disruption of plans, make sure you notify your mover.

It is recommended that you have a member of your family present during the packing and loading to make sure that a complete inventory is made. Upon delivery inspect your belongings when they are unloaded and unpacked to make sure all items on the inventory are delivered. Claims for lost items not on the inventory will be denied by the moving company.

THE MOVERS ARE REQUIRED TO KEEP IN TOUCH WITH YOU DURING THE MOVE; WE EXPECT YOU TO DO THE SAME FOR THEM.

The following expenses are paid by the Company directly to the mover:

     -    Cost of packing, moving, and unpacking your household goods.

     -    Storage and insurance  of your  household goods for  the first  90
          days.   Storage and insurance in excess  of 90 days will be billed directly to you.

     - Cost of moving your household goods from storage into your new home.

NOTE: Movers will accept items such as refrigerators, televisions, stereos, personal computers, recording equipment, amateur radio equipment and similar items for shipment. However, they will not accept liability for internal damage to this equipment caused by moving, vibrations or other normal handling required to move this type of equipment unless there is visual external damage caused by maltreatment and the condition of the item is noted at the time of delivery.
============================================================================

This list reflects whose responsibility it is to pay for other services. Each moving company receives a copy of this list in their instructions.

                              Authorized Bill     COD/Employee Can use
                                to Company        Misc. Allowance
                              ---------------     --------------------
Storage - Up to 90 days
    including warehouse handling
       into storage                     x
    Delivery out of storage             x
    Storage - over 90 days                                  x
    Extra stop(s)                                           x
    Extra pick-up and/or delivery                           x
Washers/dryers - normal service         x
Refrigerators/freezers - normal service x
    Icemaker hookups or disconnects     x
Gas/electrical hookups,venting,
    plumbing for icemakers                                  x
Stereo turntables tightening            x
  Assembly/disassembly adjustments                          x
Pool tables - assembly or disassembly   x
Grandfather/grandmother clocks -
  assembly or disassembly               x
Carpeting/drapery removal                                   x
House cleaning at either end                                x
Disassembly/reassembly of playhouses,
  swing set, swimming pools,
  tool sheds, bookshelves,
  wall units, etc.                                          x
Draining or refilling of waterbeds                          x
Shipment of automobiles
  - less than 600 miles                 x
  - more than 600 miles (up to two cars)                    x
Boats and trailer - Up to 20 feet       x
  - Over 20 feet                                            Call
Pets - transportation costs             x
Shuttle                                 x
============================================================================

ITEMS NOT AUTHORIZED TO BE MOVED

The following items are not authorized either due to Company policy or legal restrictions placed on the movers.

    -   Building materials - bricks, rocks, gravel and/or lumber.

    -   Combustible items - paint, lighter fluid, aerosols and/or firewood.

    - Tractors or farm implements other than those required for normal garden use.

    -   Live plants, shrubs and/or trees.  (Houseplants O.K. at own risk).

    -   Perishable   foodstuffs  and/or  frozen   foods.     (Under  certain
        conditions frozen foods maybe moved short distances. Contact your Coordinator.)

    -   Farm animals - horses, cattle, fowl, etc.

    - Boats with trailer, boats over 20 feet within California or to and from Nevada.

    -   Valuable   jewelry,  precious   stones,   stamp,  gun   and/or  coin
        collections.

    -   Valuable papers, securities, money and/or furs.

    -   Furniture from temporary location.

    -   Ammunition and/or explosives.

INSURANCE

The Company has arranged for insurance coverage for personal property shipped and stored (for up to 90 days) by established carriers of household goods. The maximum coverage is $150,000. This coverage is in addition to the moving company s initial liability of $.60 per pound per article shipped as required by the Interstate Commerce Commission.

It is not necessary to take out any additional insurance coverage available through the moving company. If your household goods are valued in excess of $150,000, contact your Relocation Office. Our policy can be amended for additional coverage if needed. A written estimate is required by the insurance company for additional coverage prior to the move date. It is a good idea to have your Homeowners or Tenants Insurance policy in effect through the moving period.

Coverage is provided for actual cash value of your property. THE DEFINITION of actual cash value IS THE COST OF REPLACEMENT LESS DEPRECIATION OF THE ITEM. For example, a washer may have cost $300.00 when purchased five years ago. The adjustment will consider the cost of a like kind and quality machine, then will subtract a percentage of that cost for the use or the wear of the machine. This concept is common to most Homeowner s or Tenant s policies. It is not unique to this program. Other insurance coverage you may wish should be handled through your own insurance company.

It is important that you understand the limits of the insurance coverage because certain items and types of losses are not covered:

    -   Important papers, securities, money, gems, stamps, etc.

    -   Boats over 20 feet in length.

    -   Jewelry and furs valued in excess of $50.00 per item.

    -   Live plants, animals, and perishable foodstuffs.

    -   Automobiles while being driven.

    -   Loss due to war or civil action.

    - Loss due to ordinary wear and tear, gradual deterioration, dampness, extremes of temperature, insects, moths, vermin, etc.

    - Loss due to dishonesty of persons other than the moving company personnel to whom the property was entrusted.

CLAIMS

In the event of loss or damage you should take the following steps:

    - If the driver is present, have him/her make a specific notation on the inventory and on the delivery receipt.

    -   Call the moving  company and explain  that you have  a claim.   They
        will send you a claim form which will cover their minimal insurance liability.

The moving company  will have  their claims representative  contact you  and
settle  the  claim.   In some  cases where  your  claim exceeds  the movers
liability it will be forwarded to our insurance adjusters:

    William H. McGee & Co.
    351 California Street, Room 900
    San Francisco, CA 94104

ALL CLAIMS FOR BREAKAGE OR MISSING ITEMS MUST BE FILED WITH THE MOVING COMPANY WITHIN THE FIRST MONTH AFTER THE FURNITURE IS DELIVERED.

Contact your Relocation Counselor if you have any questions.

MISCELLANEOUS EXPENSE ALLOWANCE

The Miscellaneous Expense Allowance is intended to help with all other expenses associated with moving. These expenses vary according to each individual and do not require receipts. Typically they include, but are not limited to:

    -   Utility connections.

    -   Television realignment, cable or antenna installation.

    -   Electrical wiring, gas connections or hook-ups.

    -   Piano tuning or clock adjustment.

    -   Cleaning, extermination or trash removal.

    -   Alterations of carpets or draperies.

    -   Automobile registration fees, licenses or smog control installation.

    -   Losses on membership, safe deposit box fee, or school fee.

    -   Spouse's employment costs.

    -   Draining and refilling of waterbeds.

    -   Laundry and dry cleaning.

    -   Disassembly/reassembly of work benches.

    -   Income tax advice/preparation.

This Allowance will be made as follows:

    -   $1,250 for rental at the new location.

    -   $2,500 for home purchase at the new location.

NOTE: This Allowance is per purchase or rental. It is not PER PERSON. If two relocating employees rent or purchase together, only one allowance will be provided.